Exhibit 77Q3
  Because the electronic format for filing Form NSAR does not provide adequate form responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answer for Series1, 2 & 3 are as follows:

  72DD1/72DD2
  Series 1 (Phoenix-Kayne Rising Dividends Fund CIK 0001018593) -
  Class A $156, Class X $511, Class B and C are zero.

  Series 2 (Phoenix-Kayne Small-Mid Cap Fund CIK 0001018593) -
  Class A, Class B, Class C and Class X are zero.

  Series 3 (Phoenix-Kayne International Fund CIK 0001018593) -
  Class A $21, Class X $149, Class B and Class C are so small that when stated in thousands show as zero

  73A1/73A2
  Series 1 (Phoenix-Kayne Rising Dividends Fund CIK 0001018593) -
  Class A $0.06, Class X $0.08.

  Series 2 (Phoenix-Kayne Small-Mid Cap Fund CIK 0001018593) -
  Class A, Class B, Class C and Class X is zero.

  Series 3 (Phoenix-Kayne International Fund CIK 0001018593) -
  Class A $0.02, Class X $0.04, for Class B and C the amounts are less than $.01 per share.

  74U1/74U2
  Series 1 (Phoenix-Kayne Rising Dividends Fund CIK 0001018593) -
  Class A 2,833, Class B 176, Class C 156 and Class X 6,126.

  Series 2 (Phoenix-Kayne Small-Mid Cap Fund CIK 0001018593) -
  Class A 3,132, Class B 156, Class C 887, and Class X 4,961.

  Series 3 (Phoenix-Kayne International Fund CIK 0001018593) -
  Class A 887, Class B 25, Class C 70, and Class X 4,031.

  74V1/74V2
  Series 1 (Phoenix-Kayne Rising Dividends Fund CIK 0001018593) -
  Class A $15.90, Class B $ 15.74, Class C $15.75, and Class X
  $15.94.

  Series 2 (Phoenix-Kayne Small-Mid Cap Fund CIK 0001018593) -
  Class A $18.78, Class B $18.53, Class C $18.55, and Class X
  $18.87.

  Series 3 (Phoenix-Kayne International Fund CIK 000108593) - Class A $11.38, Class B $11.31, Class C $11.30, and Class X $11.43.